UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 10, 2023

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5750 Genesis Court, Suite 220

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2023, Verde Bio Holdings, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (“Purchase Agreement”) with 1800 Diagonal Lending LLC (“Buyer”) whereby the Company issued a Promissory Note for $97,750.00 (the “Note”) to Buyer.  The Note contains an interest rate of eleven percent (11%) and has a maturity date of July 15, 2024.  The amounts due under the Note are convertible upon an event of default at a rate of 75% of the “market price”, which is defined as the lowest trading price for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.  The transaction under the Purchase Agreement closed on October 10, 2023.

A form of the Purchase Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement. The disclosure contained in Item 1.01 with respect to the Purchase Agreement, the purchase of shares, and the issuance of the Note is hereby incorporated by reference in its entirety into this Item 3.02.

The shares of common stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Securities Purchase Agreement dated October 4, 2023
10.2	Promissory Note

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 13th day of October 2023.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer